Exhibit 99.1

Bruker Reports Second Quarter 2019 Financial Results

•                  Q2-19 revenue growth of 10.5% and organic revenue growth of 4.8% year-over-year

•                  Q2-19 GAAP EPS of $0.23; Q2-19 non-GAAP EPS of $0.33, up 32% year-over-year

•                  Confirms FY 2019 revenue growth, non-GAAP operating margin expansion and earnings outlook

BILLERICA, Massachusetts — August 1, 2019 — Bruker Corporation (Nasdaq: BRKR) today announced financial results for its second quarter and for the six months ended June 30, 2019.

Second Quarter 2019 Financial Results

Bruker’s revenues for the second quarter of 2019 were $490.2 million, an increase of 10.5% compared to the second quarter of 2018. In the second quarter of 2019, Bruker’s year-over-year organic revenue growth was 4.8%. Growth from acquisitions was 8.7%, while foreign currency translation had a negative effect of 3.0%.

Second quarter 2019 Bruker Scientific Instruments (BSI) segment revenues of $442.4 million increased 9.9% year-over-year, including organic growth of 3.4%. Second quarter 2019 Bruker Energy & Supercon Technologies (BEST) segment revenues of $51.9 million increased 21.5% year-over-year, including organic growth of 18.2%, net of intercompany eliminations.

Second quarter 2019 GAAP operating income was $53.5 million, compared to $48.8 million in the second quarter of 2018. Non-GAAP operating income was $73.7 million, compared to $58.9 million in the second quarter of 2018. Bruker’s second quarter 2019 non-GAAP operating margin of 15.0% increased 170 basis points from 13.3% in the second quarter of 2018.

Second quarter 2019 GAAP diluted earnings per share (EPS) were $0.23, compared to $0.20 in the second quarter of 2018. Non-GAAP EPS were $0.33, a 32.0% increase compared to $0.25 in the second quarter of 2018.

First Six Months of 2019 Financial Results

For the first six months of 2019, Bruker’s revenues were $951.6 million, an increase of 8.7% from $875.4 million in the first six months of 2018. In the first six months of 2019, Bruker’s organic revenue growth was 5.1% year-over-year. Growth from acquisitions was 7.4%, while foreign currency translation had a negative effect of 3.8%.

In the first six months of 2019, BSI segment revenues of $859.2 million increased 8.8% year-over-year, including organic growth of 4.4%. First six months 2019 BEST segment revenues of $99.7 million increased 12.9% year-over-year, including organic growth of 11.6%, net of intercompany eliminations.

In the first six months of 2019, GAAP operating income was $95.4 million, compared to $86.9 million in the first six months of 2018. Non-GAAP operating income was $136.0 million, compared to $111.8 million in the first six months of 2018. Bruker’s non-GAAP operating margin in the first six months of 2019 was 14.3%, an increase of 150 basis points, compared to 12.8% in the first six months of 2018.

In the first six months of 2019 GAAP EPS were $0.43, compared to $0.37 in the first six months of 2018. Non-GAAP EPS were $0.61, an increase of 24.5% over $0.49 in the first six months of 2018.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Frank H. Laukien, the President and CEO of Bruker, commented: “We are pleased with our second quarter and first half of 2019 financial progress, which includes double-digit constant currency revenue growth, as well as significant further non-GAAP operating margin and EPS improvements year-over-year. Our innovative product cycle, operational excellence drive and positive secular trends position us well for the remainder of 2019 and beyond, despite increased macroeconomic uncertainty.”

Fiscal Year (FY) 2019 Financial Outlook

Bruker’s fiscal year 2019 guidance for revenue growth, non-GAAP operating margin expansion and non-GAAP EPS is unchanged from the financial outlook issued on May 2, 2019. For FY 2019, the Company continues to expect year-over-year revenue growth of 7.0% to 8.0%, including the following estimates:

•                  organic revenue growth of 4.5% to 5.5%;

•                  growth from acquisitions of approximately 5.0%;

•                  constant currency revenue growth of 9.5% to 10.5%; and

•                  a foreign currency revenue headwind of approximately 2.5%

Bruker also continues to expect non-GAAP operating margin expansion of 90 basis points to 120 basis points over the Company’s FY 2018 non-GAAP operating margin of 16.8%, and non-GAAP EPS in a range between $1.57 and $1.61, representing a 12% to 15% increase compared to FY 2018.

For the Company’s outlook for FY 2019 non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, August 1, at 4:30 p.m. Eastern Daylight Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q2 2019 Earnings Webcast” hyperlink. A slide presentation that will be referenced during the webcast will be posted to the Company’s Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international), and referencing “Bruker’s Second Quarter 2019 Earnings Conference Call”. A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number: 10133865. The replay will be available beginning one hour after the end of the conference through September 1, 2019.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy and nanoanalysis, and in industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research and clinical microbiology. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures in this press release or in the earnings webcast: organic revenue and revenue growth on a constant currency basis; non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also refer to organic revenue growth and free cash flow in this press release or on the earnings webcast, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. Related to organic growth, we also present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies.  We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance, however we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results.  We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures is provided in the tables accompanying this press release following our GAAP financial statements and in our slide presentation, which is available through the “Quarterly Results” hyperlink in the “Financial Info” section on Bruker’s Investor Relations web site ir.bruker.com.

With respect to the Company’s outlook for 2019 non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for future financial and operational performance, expected growth, and business outlook; statements regarding our business focus; our fiscal year 2019 outlook, including our outlook for revenue growth, growth from acquisitions, non-GAAP operating margin and non-GAAP EPS; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, loss of key personnel, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2018. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Miroslava Minkova

Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663—3660, ext. 1479

E: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30,	December 31,
(in millions)	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$282.5	$322.4
Short-term investments	6.3	—
Accounts receivable, net	348.0	357.2
Inventories	594.6	509.6
Other current assets	175.0	115.1
Total current assets	1,406.4	1,304.3

Property, plant and equipment, net	281.9	270.6
Operating lease assets	74.5	—
Intangibles, net and other long-term assets	586.9	553.7

Total assets	$2,349.7	$2,128.6

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$0.3	$18.5
Accounts payable	123.7	104.5
Customer advances	137.9	124.4
Other current liabilities	379.1	351.9
Total current liabilities	641.0	599.3

Long-term debt	493.9	322.6
Operating lease liabilities	55.4	—
Other long-term liabilities	267.3	279.0

Redeemable noncontrolling interest	22.0	22.6

Total shareholders’ equity	870.1	905.1

Total liabilities and shareholders’ equity	$2,349.7	$2,128.6

FOR FURTHER INFORMATION:	Miroslava Minkova, Director, Investor Relations & Corporate Development
Tel: +1 (978) 663-3660, ext. 1479
Email: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2019	2018	2019	2018
Revenues	$490.2	$443.7	$951.6	$875.4
Cost of revenues	259.8	238.5	506.5	470.8
Gross profit	230.4	205.2	445.1	404.6
Operating expenses:
Selling, general and administrative	124.5	110.6	244.6	220.9
Research and development	48.5	43.6	94.9	86.8
Other charges, net	3.9	2.2	10.2	10.0
Total operating expenses	176.9	156.4	349.7	317.7
Operating income	53.5	48.8	95.4	86.9

Interest and other income (expense), net	(5.9)	(5.5)	(9.4)	(7.8)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	47.6	43.3	86.0	79.1
Income tax provision	10.6	11.8	18.3	20.2

Consolidated net income (loss)	37.0	31.5	67.7	58.9
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.5	0.3	0.4	0.7
Net income (loss) attributable to Bruker Corporation	$36.5	$31.2	$67.3	$58.2

Net income (loss) per common share attributable to
Bruker Corporation shareholders:
Basic	$0.23	$0.20	$0.43	$0.37
Diluted	$0.23	$0.20	$0.43	$0.37

Weighted average common shares outstanding:
Basic	156.1	156.1	156.4	156.0
Diluted	157.6	157.0	157.7	157.0

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2019	2018	2019	2018
Cash flows from operating activities:
Consolidated net income (loss)	$37.0	$31.5	$67.7	$58.9
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	19.4	16.6	38.4	32.4
Stock-based compensation expense	3.0	2.4	6.1	4.9
Deferred income taxes	(0.1)	(0.3)	(0.3)	(7.4)
Other non-cash expenses, net	1.6	6.6	6.1	24.8
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	16.6	26.6	10.6	36.6
Inventories	(26.6)	(12.8)	(69.8)	(44.8)
Accounts payable and accrued expenses	(8.2)	0.1	2.8	(13.6)
Income taxes payable, net	(11.3)	(12.4)	(19.2)	(15.7)
Deferred revenue	(4.7)	3.8	9.2	9.7
Customer advances	(7.4)	(18.1)	(0.9)	(0.3)
Other changes in operating assets and liabilities, net	(8.7)	(7.9)	(25.9)	(5.6)
Net cash provided by operating activities	10.6	36.1	24.8	79.9

Cash flows from investing activities:
Purchases of short-term investments	(6.4)	—	(6.4)	—
Maturities of short-term investments	—	—	—	117.0
Cash paid for acquisitions, net of cash acquired	(55.8)	(37.2)	(71.9)	(37.6)
Purchases of property, plant and equipment	(18.0)	(9.0)	(28.6)	(17.5)
Proceeds from sales of property, plant and equipment	0.3	0.1	0.3	0.1
Net cash (used in) provided by investing activities	(79.9)	(46.1)	(106.6)	62.0

Cash flows from financing activities:
Proceeds from revolving lines of credit	160.0	7.5	200.6	7.5
Repayment of revolving lines of credit	(2.6)	(7.5)	(28.5)	(202.5)
Repayment of note purchase agreement	—	—	(15.0)	—
Proceeds (Repayment) of other debt, net	0.2	(0.7)	(4.1)	(0.8)
Proceeds from issuance of common stock, net	2.7	4.4	5.8	7.0
Repurchase of common stock	(100.0)	—	(100.0)	—
Payment of contingent consideration	(3.6)	(2.3)	(4.6)	(2.3)
Payment of dividends	(6.3)	(6.2)	(12.6)	(12.5)
Net cash provided (used in) financing activities	50.4	(4.8)	41.6	(203.6)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2.8	(10.5)	0.4	(4.7)
Net change in cash, cash equivalents and restricted cash	(16.1)	(25.3)	(39.8)	(66.4)
Cash, cash equivalents and restricted cash at beginning of period	302.6	287.8	326.3	328.9
Cash, cash equivalents and restricted cash at end of period	$286.5	$262.5	$286.5	$262.5

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2019	2018	2019	2018
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$53.5	$48.8	$95.4	$86.9
Non-GAAP Adjustments:
Restructuring Costs	1.4	0.7	5.4	4.2
Acquisition-Related Costs	6.2	0.1	11.1	1.1
Purchased Intangible Amortization	9.9	7.8	20.0	14.6
Other Costs	2.7	1.5	4.1	5.0
Total Non-GAAP Adjustments:	$20.2	$10.1	$40.6	$24.9

Non-GAAP Operating Income	$73.7	$58.9	$136.0	$111.8
Non-GAAP Operating Margin	15.0%	13.3%	14.3%	12.8%

Non-GAAP Interest & Other Expense, net	(5.9)	(5.5)	(9.4)	(7.8)
Non-GAAP Profit Before Tax	67.8	53.4	126.6	104.0

Non-GAAP Income Tax Provision	(15.8)	(14.4)	(30.2)	(26.4)
Non-GAAP Tax Rate	23.3%	27.0%	23.9%	25.4%

Minority Interest	(0.5)	(0.3)	(0.4)	(0.7)

Non-GAAP Net Income Attributable to Bruker	51.5	38.7	96.0	76.9

Weighted Average Shares Outstanding (Diluted)	157.6	157.0	157.7	157.0

Non-GAAP Earnings Per Share	$0.33	$0.25	$0.61	$0.49

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$230.4	$205.2	$445.1	$404.6
Non-GAAP Adjustments:
Restructuring Costs	0.7	0.1	3.5	0.3
Acquisition-Related Costs	4.8	—	6.0	—
Purchased Intangible Amortization	6.1	6.1	12.9	11.5
Other Costs	0.8	—	0.8	—
Total Non-GAAP Adjustments:	12.4	6.2	23.2	11.8
Non-GAAP Gross Profit	$242.8	$211.4	$468.3	$416.4
Non-GAAP Gross Margin	49.5%	47.6%	49.2%	47.6%

Reconciliation of GAAP and Non-GAAP Tax Rate
GAAP Tax Rate	22.3%	27.3%	21.3%	25.5%
Non-GAAP Adjustments:
Tax Impact of Non-GAAP Adjustments	-0.3%	-0.3%	-0.3%	-0.4%
U.S. Tax Reform- Toll Charge	0.0%	0.0%	1.9%	0.0%
Other Discrete Items	1.3%	0.0%	1.0%	0.3%
Total Non-GAAP Adjustments:	1.0%	-0.3%	2.6%	-0.1%
Non-GAAP Tax Rate	23.3%	27.0%	23.9%	25.4%

Reconciliation of GAAP and Non-GAAP Earnings Per Share (Diluted)
GAAP Earnings Per Share (Diluted)	$0.23	$0.20	$0.43	$0.37
Non-GAAP Adjustments:
Restructuring Costs	0.01	0.01	0.03	0.03
Acquisition-Related Costs	0.04	0.00	0.07	0.01
Purchased Intangible Amortization	0.06	0.05	0.13	0.09
Other Costs	0.02	0.01	0.03	0.03
Income Tax Rate Differential	(0.03)	(0.02)	(0.08)	(0.04)
Total Non-GAAP Adjustments:	0.10	0.05	0.18	0.12
Non-GAAP Earnings Per Share (Diluted)	$0.33	$0.25	$0.61	$0.49

Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$10.6	$36.1	$24.8	$79.9
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(18.0)	(9.0)	(28.6)	(17.5)
Non-GAAP Free Cash Flow	$(7.4)	$27.1	$(3.8)	$62.4

Bruker Corporation

REVENUE  (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019	2018	2019	2018
Revenue by Group:
Bruker BioSpin	$150.9	$139.9	$278.7	$271.7
Bruker CALID	140.5	128.0	288.7	259.3
Bruker Nano	151.0	134.5	291.8	258.4
BEST	51.9	42.7	99.7	88.3
Eliminations	(4.1)	(1.4)	(7.3)	(2.3)
Total Revenue	$490.2	$443.7	$951.6	$875.4

Revenue by End Customer Geography:
United States	$126.2	$108.4	$243.8	$213.2
Europe	166.3	160.8	321.4	322.2
Asia Pacific	153.8	135.5	306.0	262.4
Other	43.9	39.0	80.4	77.6
Total Revenue	$490.2	$443.7	$951.6	$875.4

	Total Bruker
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$443.7	$414.9	$875.4	$799.8
Non-GAAP Adjustments:
Acquisitions and divestitures	38.6	2.8	64.5	4.8
Organic	21.2	12.1	44.7	27.4
Constant Currency Revenue Growth:	59.8	14.9	109.2	32.2
Currency	(13.3)	13.9	(33.0)	43.4
Total Non-GAAP Adjustments:	46.5	28.8	76.2	75.6
Non-GAAP Revenue	$490.2	$443.7	$951.6	$875.4
Revenue Growth	10.5%	6.9%	8.7%	9.5%
Organic Revenue Growth	4.8%	2.9%	5.1%	3.4%
Constant Currency Revenue Growth	13.5%	3.6%	12.5%	4.0%

	BSI Segment
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$402.4	$362.5	$789.4	$708.9
Non-GAAP Adjustments:
Acquisitions and divestitures	37.5	2.8	63.5	4.8
Organic	13.7	25.6	34.8	38.9
Constant Currency Revenue Growth:	51.2	28.4	98.3	43.7
Currency	(11.2)	11.5	(28.5)	36.8
Total Non-GAAP Adjustments:	40.0	39.9	69.8	80.5
Non-GAAP Revenue	$442.4	$402.4	$859.2	$789.4
Revenue Growth	9.9%	11.0%	8.8%	11.4%
Organic Revenue Growth	3.4%	7.1%	4.4%	5.5%
Constant Currency Revenue Growth	12.7%	7.8%	12.5%	6.2%

	BEST Segment, net of Intercompany Eliminations
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$41.3	$52.4	$86.0	$90.9
Non-GAAP Adjustments:
Acquisitions and divestitures	1.0	—	1.0	—
Organic	7.5	(13.5)	9.9	(11.5)
Constant Currency Revenue Growth:	8.5	(13.5)	10.9	(11.5)
Currency	(2.0)	2.4	(4.5)	6.6
Total Non-GAAP Adjustments:	6.5	(11.1)	6.4	(4.9)
Non-GAAP Revenue	$47.8	$41.3	$92.4	$86.0
Revenue Growth	15.7%	-21.2%	7.4%	-5.4%
Organic Revenue Growth	18.2%	-25.6%	11.6%	-12.6%
Constant Currency Revenue Growth	20.7%	-25.6%	12.8%	-12.6%